Exhibit 10.1

SUBCONTRACT AGREEMENT

THIS SUBCONTRACT AGREEMENT (this “Agreement”) is made as of February 14, 2014, by and among Best Lockers, LLC, a limited liability company organized under the laws of the State of Delaware (“Best”) and American Locker Security Systems, Inc., a corporation organized under the laws of the State of Delaware (“ALSS”). Best and ALSS are referred to herein collectively as the “Parties” and each individually as a “Party.”

RECITALS

A.        ALSS and its Affiliates are engaged in the business of manufacturing, installing, operating, maintaining and servicing mechanical and electronic concession lockers.

B.        ALSS has entered into certain agreement, dated November 5, 2010, by and among ALSS and Disneyland Resort, a division of Walt Disney Parks and Resorts U.S., Inc. to provide lockers and concession services at Disneyland Resort located in Anaheim, California (the “Disney Contract”). The Disney Contract is attached hereto as Exhibit A.

C.        Disneyland Resort has approved the subcontracting arrangement contemplated by this Agreement in connection with the Disney Contract, such approval evidenced by that certain Amendment No. 4 to the Agreement dated January 23, 2014, attached hereto as Exhibit B.

D.        The Parties have entered into that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated the date hereof, pursuant to which Best has purchased from ALSS and its Affiliates all the assets related to the Acquired Operations (except for the rights of ALSS and its Affiliates under the Disney Contract), together with certain obligations and liabilities relating thereto.

E.        Best desires to perform all of ALSS’s duties and obligations under the Disney Contract, in exchange for the right to collect the revenues associated with performance of the Disney Contract, and ALSS desires to engage Best to perform such duties and obligations, all in the manner and subject to the terms and conditions set forth herein.

F.        All of the capitalized terms not defined herein have the meaning ascribed to them in the Asset Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Section 1          Rights and Obligations under the Disney Contract. Subject to the terms and conditions contained in this Agreement, as of and from the Closing Date, ALSS, on behalf of itself and its Affiliates, hereby authorizes Best, at Best’s expense, to perform all the obligations and receive all the benefits, including the right to any payments or compensation under the Disney Contract, of ALSS or its Affiliates under the Disney Contract. ALSS hereby appoints Best as its exclusive agent and representative with respect to all matters pertaining to the Disney Contract, with full power and authority to take all actions independently and on behalf of ALSS in connection therewith, including, without limitation, (a) rendering and receipt of all notices and payments required to be made or received pursuant to the Disney Contract; (b) resolution of any dispute with the counterparties thereto relating to the Disney Contract; and (c) negotiation and execution of any amendments, renewals, or new agreements in replacement of, the Disney Contract. Notwithstanding the foregoing, as between ALSS and Best, Best will be solely responsible for performing any agreement or commitment that Best make as an agent of, or otherwise on behalf of, ALSS.

Section 2          Performance of Services.   Best does hereby assume and agree to perform all the obligations of ALSS or its Affiliates under the Disney Contract arising on or after the Closing Date. Best will be solely responsible for all costs and expenses arising in connection with, or resulting from Best’s performance under, the Disney Contract, from and after the Closing Date. Notwithstanding any of the foregoing to the contrary, Best will not assume, and ALSS will retain, the obligation to pay promptly when due all amounts owing to Disney pursuant to the Disney Contract with respect to periods ending prior to the Closing Date.

Section 3          Representations of ALSS.

(a)     Contracts and Commitments. With respect to ALSS’s obligations thereunder and, with respect to the obligations of the other parties thereto, the Disney Contract is valid, binding and enforceable in accordance with its respective terms, and, assuming the consents and approvals set forth on Schedule 3.2 of the Asset Purchase Agreement have been obtained, will continue to be valid, binding and enforceable following the consummation of the subcontracting arrangement contemplated by this Agreement. ALSS has performed all material obligations that were required to be performed by it on or before the Closing Date under the Disney Contract. ALSS is not in default under, or in breach of, nor in receipt of any claim of default or breach, under the Disney Contract. Disney is not in default, breach or noncompliance under the Disney Contract, and no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by ALSS or Disney under the Disney Contract.

(b)     Customer Relationship. Neither ALSS nor any of its Affiliates has received any oral or written notice or other statement from Disney or otherwise has any Knowledge that Disney is considering or intends (a) to stop, limit, change, adjust, alter or otherwise modify, materially and negatively, any of the material terms (whether related to payment, price or otherwise) of the Disney Contract, or (b) not to renew the Disney Contract on a basis substantially consistent with the current terms of such Contracts.

Section 4          Term.   This Agreement will begin on the date hereof and will continue in full force and effect until the earlier of: (a) the date on which the Disney Contract is assigned from ALSS to Best or its Affiliates (provided such assignment has been approved by Disney), or (b) the date on which the Disney Contract has terminated.

Section 5          Covenants.

(a)     During the term of this Agreement, ALSS will not commit any act or omission likely to have a material adverse impact on (i) the relationship between Best and Disney; or (ii) the likelihood of a renewal or other extension of the Disney Contract. ALSS and its Affiliates, at Best’s sole expense, will cooperate with Best’s reasonable requests for assistance and information with respect to the Disney Contract.

(b)     In the event ALSS receives any (i) payments with respect to services provided under a Disney Contract after the Closing Date with respect to performance of the Disney Contract during a period beginning on or after the Closing Date, or (ii) notices or other correspondence or communication relating to the Disney Contract, ALSS will promptly remit such payments, notices, correspondence, or descriptions of such communication, as applicable, to Best at the address provided by Best for notice in the Asset Purchase Agreement.

(c)     Except as otherwise provided herein, Best and ALSS will each pay its own, fees, costs and expenses (including fees and expenses of legal counsel or other representatives and consultants) incurred in connection with or related to the subcontracting process, the negotiation of this Agreement, the performance of the obligations hereunder, and the consummation of the transactions contemplated hereby, including, without limitation, all fees, costs and expenses arising from any breach of any provision of this Agreement.

(d)     In the event that Disney initiates an audit of the Acquired Operations with respect to compliance with the ADA and/or PCI DSS, and upon the written request of ALSS, Best shall (i) provide ALSS, or its designated representatives, with timely updates regarding the status of such audit, and (ii) permit ALSS reasonable access to the Disney Sites solely for purposes of monitoring the audit; provided, that the foregoing covenant shall not apply to any audits relating to PCI DSS compliance relating to periods beginning on or after Best’s implementation of material changes to the manner in which the Acquired Operations process credit card payments; provided, further, that in no event shall Best be required to take any action prohibited by Disney or by the terms of the Disney Contract in connection with satisfaction of the covenants contained in this Section 5(d).

Section 6          Independent Contractor.

Best will perform the obligations under the Disney Contract as an independent contractor and will have exclusive control and direction of its personnel engaged in the performance of such obligations. Best assumes exclusive liability for the payment of any taxes payable in respect of Best’s income, any local, state, and federal payroll taxes or contribution for unemployment insurance, worker’s compensation, pensions, social security, and/or similar obligations however titled for its personnel and agrees to comply with all applicable rules and regulations pertaining to such obligations.

Section 7          No Third Party Beneficiaries.   This Agreement will not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

Section 8          Entire Agreement.   This Agreement (including the Exhibits), the Asset Purchase Agreement and other Transaction Documents constitute the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof. The Parties agree that prior drafts of this Agreement will be deemed not to provide any evidence as to the meaning of any provision hereof or the intent of the Parties with respect hereto. To the extent that there is any conflict between the provisions of this Agreement and the Asset Purchase Agreement, the provisions of the Asset Purchase Agreement shall control.

Section 9          Assignment; Successors and Assigns.   Best will not assign its rights or delegate or subcontract its duties under this Agreement, without the express prior written consent of ALSS; except that Best may, without the consent of ALSS, assign its rights hereunder for collateral security purposes to any lender providing financing to Best or any of its Affiliates or any agent acting on behalf of such lender, and any such lender or agent may exercise all of the rights and remedies of Best hereunder. This Agreement will be binding upon and inure to the benefit of the Parties named herein and their respective successors, permitted assigns, heirs, transferees, executors, administrators and legal representatives.

Section 10        Counterparts; Delivery by Facsimile or PDF.   This Agreement may be executed in one or more counterparts, including by facsimile or portable document format (.pdf), all of which taken together will constitute one and the same instrument.

Section 11        Descriptive Headings.   The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Section 12        Notices.   All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a Party when delivered in accordance with the notice provisions set forth in the Asset Purchase Agreement.

Section 13        Governing Law.   All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 14        Consent to Jurisdiction.   Each Party (a) irrevocably submits to the exclusive jurisdiction of the state courts of the State of Delaware located in New Castle County or the United States District Court for the District of Delaware for the purpose of any Action arising out of or based upon this Agreement or relating to the subject matter hereof, (b) waives, to the extent not prohibited by any Legal Requirement, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) agrees not to commence any Action arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Action to any court other than one of the above named court whether on the grounds of inconvenient forum or otherwise. Each Party consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in the notice provisions set forth in the Asset Purchase Agreement is reasonably calculated to give actual notice.

Section 15        WAIVER OF JURY TRIAL.   TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES AND COVENANTS THAT IT NOT WILL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY THAT THIS SECTION 8.14 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE PARTIES ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 16         Amendments and Waivers.   No amendment of any provision of this Agreement will be valid unless the same will be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 17          Incorporation of Schedules and Exhibits.   The Schedules and the exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

(Signature Page Follows.)

IN WITNESS WHEREOF, the Parties have executed this Subcontract Agreement as of the date first above written.

BEST: BEST LOCKERS, LLC

By:	/s/ George H. Oelschig, Jr.
Name:	George H. Oelschig, Jr.
Its:	Authorized Signatory

ALSS: AMERICAN LOCKER SECURITY SYSTEMS, INC.

By:	/s/ Anthony Johnston
Name:	Anthony Johnston
Its:	President and Chief Executive Officer

Signature Page to Subcontract Agreement

Exhibit A

Disney Contract

(See attached.)

Exhibit B

Disney Approval Required under the Disney Contract

(See attached.)